UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2005

INTEREP NATIONAL RADIO SALES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-28395	13-1865151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 916-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Interep National Radio Sales, Inc. (the “Company”) is a party to employment contracts with its key executives and a services contract with an affiliate of one of its key executives. These contracts contain “evergreen” renewal clauses that automatically extend the term of these contracts by one year on their respective anniversary dates unless either party elects in writing not to extend the contract prior to that date.

In order to provide the Company with increased flexibility with regard to its general and administrative costs, the Company on April 11, 2005 notified Ralph C. Guild, its Chairman of the Board of Directors and Chief Executive Officer, and George E. Pine, its President and Chief Operating Officer, that it was electing not to extend the terms of their employment contracts. Accordingly, the term of Mr. Guild’s employment under the Fifth Amended and Restated Employment Agreement, dated as of March 1, 1999, and the term of Mr. Pine’s employment under the Employment Agreement, dated as of March 19, 2003, will expire on February 28, 2010 and February 28, 2008, respectively, unless subsequently modified in writing by the Company and Mr. Guild or Mr. Pine, as the case may be. All other provisions of these contracts will remain unchanged and in full force and effect, including the Company’s obligation to retain Mr. Guild as a consultant for a two-year term following the expiration of the term of his employment.

Similarly, on April 11, 2005, the Company also notified Media Financial Services, Inc. (“Media”) that it was electing not to extend the term of the Services Agreement, dated as of January 2, 2001 (and amended as of March 30, 2001). The services provided by Media to the Company and its subsidiaries include the preparation of financial statements, the preparation and filing of all required federal, state and local tax returns and all billing, accounts receivable, accounts payable and collection functions. Media also provides the Company with the services of William J. McEntee, Jr. as its Senior Vice President and Chief Financial Officer. Mr. McEntee owns 100% of Media. Accordingly, the term of the Services Agreement will expire on May 31, 2010 unless it is subsequently modified by the Company and Media in writing, and the services provided by Mr. McEntee to the Company as its Chief Financial Officer will also terminate on that date. All other terms and provisions of the Services Agreement will remain unchanged and in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEREP NATIONAL RADIO SALES, INC.
(Registrant)

Date: April 15, 2005	By:	/s/ WILLIAM J. MCENTEE, JR.
William J. McEntee, Jr.
Senior Vice President and
Chief Financial Officer